UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a party other than the Registrant   ☐

Check the appropriate box:
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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12

Immunome, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 24, 2026
Dear Stockholder:
This year was a defining one for Immunome, Inc., where disciplined execution drove pipeline advancement and clinical progress. We ended 2025 with positive data from the Phase 3 RINGSIDE trial of varegacestat in patients with progressing desmoid tumors. This milestone underscores the strength of our focused organization and caps a year of consistent delivery across our pipeline and platform. The doubling of our share price between January and December 2025 reflects the market’s recognition of our performance. We are committed to delivering on our potential in 2026 and beyond.
Central to our progress is varegacestat. Successful execution of the Phase 3 RINGSIDE trial and completion of critical manufacturing and non-clinical pharmacology activities position us to support our planned NDA filing in the second quarter of 2026. In 2025, we made significant progress advancing our antibody-drug conjugate (ADC) portfolio, including initiation of a Phase 1 trial of IM-1021 and continued preclinical development of IM-1617, IM-1340 and IM-1335. Each of these ADC programs incorporates our proprietary TOP1 inhibitor payload (HC74) and is designed with a differentiated profile to address unmet need and provide first- and/or best-in-class potential. We also received IND clearance for IM-3050, our potentially best-in-class radioligand therapy targeting FAP. Together, these assets position us to drive improved patient outcomes while creating meaningful long-term value for our stockholders.
Building a sustainable, industry-leading oncology company requires execution year in and year out. Our 2025 achievements were set in motion in prior years, and they now provide the foundation for a productive 2026. This year, we plan to present detailed data from the Phase 3 RINGSIDE trial as we continue to prepare varegacestat for approval and launch. We also anticipate sharing initial lymphoma data for IM-1021. Our investments in ADC discovery and preclinical development position our pipeline for a transformative year, with IND submissions planned for IM-1617, IM-1340 and IM-1335 over the course of 2026. We also expect to imminently dose our first patient in the Phase 1 trial of IM-3050.
Our executive compensation program is designed to align pay with performance and long-term stockholder value creation, with a substantial majority of compensation tied to the achievement of key corporate objectives. The compensation outcomes for 2025 reflect this performance-based approach. We believe our program appropriately aligns management incentives with the interests of our stockholders and supports long-term value creation.
We remain focused on realizing the full potential of our pipeline for patients and stockholders. The matters to be considered at the Annual Meeting reflect our focus on governance, accountability and alignment with stockholder interests.
Immunome, Inc.’s 2026 Annual Meeting of Stockholders will be held at 12:00 p.m. Eastern Time, on Tuesday, June 9, 2026. The meeting will be conducted entirely online via a live audio webcast. We believe that hosting the Annual Meeting virtually will enable greater stockholder attendance and participation and improve our ability to communicate more effectively with our stockholders. Stockholders will have the same rights and opportunities to participate as they would at an in-person meeting. The meeting can be accessed via the Internet at www.virtualshareholdermeeting.com/IMNM2026.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of 2026 Annual Meeting of Stockholders and 2026 Annual Meeting Proxy Statement. Other than the proposals described in the Proxy Statement, the Board of Directors of Immunome, Inc. is not aware of any other matters to be presented for a vote at the Annual Meeting. Under U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.
If you have any questions regarding voting, please call our Corporate Secretary at 425-939-7410.

Sincerely,
/s/ Clay B. Siegall
Clay B. Siegall, Ph.D.
Chairman of the Board, President and Chief Executive Officer

18702 N. Creek Parkway, Suite 100
Bothell, Washington 98011
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2026
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Immunome, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Tuesday, June 9, 2026, at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit any questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/IMNM2026. The Annual Meeting will be held for the following purposes:
1.
To elect the three nominees named in the Proxy Statement accompanying this Notice to serve as Class III directors, to hold office until the 2029 Annual Meeting of Stockholders and such time as their successors are duly elected and qualified, or until their respective earlier death, resignation or removal.

2.
To ratify the appointment of Ernst & Young LLP as Immunome, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2026 by the Audit Committee of the Board of Directors of the Company.

3.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Proxy Statement accompanying this Notice.
4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s Named Executive Officers.
5.	To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The Annual Meeting will be held virtually through a live audio webcast. Stockholders of record at the close of business on April 16, 2026 and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live audio webcast by visiting www.virtualshareholdermeeting.com/IMNM2026 and entering the 16-digit Control Number included in the Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log in beginning at 11:45 a.m. Eastern Time, on June 9, 2026.

Only stockholders of record at the close of business on April 16, 2026 and their proxy holders may vote at the Annual Meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held On
Tuesday, June 9, 2026 at 12:00 p.m. Eastern Time at
www.virtualshareholdermeeting.com/IMNM2026.

The proxy statement and annual report to stockholders are available at
https://investors.immunome.com/sec-filings/.

By Order of the Board of Directors

/s/ Clay B. Siegall
Clay B. Siegall, Ph.D.
Chairman of the Board, President and Chief Executive Officer
Bothell, WA
April 24, 2026

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the Internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

i

ii

FORWARD-LOOKING STATEMENTS
These proxy materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. These statements may include, but are not limited to, statements regarding: our expectations and intentions for delivering on the Company’s potential; the timing of our anticipated NDA filing for varegacestat; the ability of our ADC program to address unmet needs and provide first and/or best-in-class potential; the timing of additional IND filings; our future corporate governance practices and policies and board structure; our plans and expectations regarding our compensation practices, principles and philosophies; and the potential of our product candidates. These statements are based on our current expectations and involve risks and uncertainties. No forward-looking statement can be guaranteed and actual results may differ materially from those stated or implied by forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, except as required under applicable law. Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, particularly those mentioned under the “Risk Factors” heading of our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 3, 2026.
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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Immunome, Inc. (the “Company” or “Immunome”) is soliciting your proxy to vote at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to first mail the Notice and make this Proxy Statement and the form of proxy available to stockholders on or about April 24, 2026.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 4, 2026.
How do I attend the Annual Meeting?
The Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/IMNM2026. If you are a stockholder of record, you will be asked to provide the 16-digit Control Number from the Notice or proxy card. If instead you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Annual Meeting will begin at 12:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Eastern Time, and you should allow reasonable time for the check-in procedures.
You are entitled to attend the Annual Meeting if you were an Immunome stockholder as of the close of business on April 16, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/IMNM2026 and enter the 16-digit Control Number found next to the label “Control Number” on the Notice or your proxy card, or in the email sending you the Proxy Statement. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your Control Number/proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
What if I cannot find my Control Number?
If you do not have your Control Number and you are a registered stockholder, you will be able to log in as a guest. To join the meeting audio webcast, visit www.virtualshareholdermeeting.com/IMNM2026 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you will need to contact that bank, broker or other institution where you hold your account to obtain your Control Number prior to the Annual Meeting.
Where can I get technical assistance if I am having trouble accessing the Annual Meeting or during the Annual Meeting?
If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.
For the Annual Meeting, how can I ask questions?
Our live audio webcast Annual Meeting has been designed to allow stockholders to submit questions up to 15 minutes before and during the Annual Meeting by logging into the webcast using your 16-digit Control Number. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to.

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 16, 2026 will be entitled to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on April 16, 2026, your shares were registered directly in your name with Immunome’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote by telephone, over the Internet, or by returning a proxy card that you may request or that we may elect to deliver at a later time to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If your shares were not held in your name on April 16, 2026, but rather were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for the purpose of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank or other agent for it to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit Control Number via email or on the Notice or voting instruction form. If your shares are held in an account with a broker, bank or other agent providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other agent. If you did not receive a 16-digit Control Number via email or on the Notice or your voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other agent, including any requirement to obtain a valid legal proxy. Many brokers, banks and other agents allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other agent to do so.
What am I voting on?
There are four matters scheduled for a vote:
•
To elect the three nominees named in this Proxy Statement to serve as Class III directors, to hold office until the 2029 Annual Meeting of Stockholders and such time as their successors are duly elected and qualified, or until their respective earlier death, resignation or removal (Proposal 1);

•
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 by the Audit Committee of the Board (the “Audit Committee”) (Proposal 2);

•	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement (Proposal 3); and
•	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s Named Executive Officers (Proposal 4).
What if another matter is properly brought before the Annual Meeting?
The Board does not know of any other matters to be brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.
How do I vote?
For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting. With regard to Proposal 4, your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter.

The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the Internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy. Voting at the Annual Meeting is required only if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Annual Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need the Control Number printed on the Notice or your proxy card).	You may vote your shares at any time by calling 800-690-6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/IMNM2026 (you will need the Control Number printed on the Notice or your proxy card).

Internet and telephone voting mechanisms for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 8, 2026.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. You must follow these instructions for your bank, broker or other agent to vote your shares per your instructions. Alternatively, many banks, brokers and other agents provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit Control Number via email or on the Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other agent providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by that organization. If you did not receive a 16-digit Control Number via email or on the Notice or your voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other agent, including any requirement to obtain your 16-digit Control Number. Many brokers, banks and other agents allow a beneficial owner to obtain their 16-digit Control Number either online or by mail, and we recommend that you contact your broker, bank or other agent to do so.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
Each share of Immunome common stock you owned as of April 16, 2026 is entitled to one vote.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, “For” the advisory vote on executive compensation, and “For” “One Year” as the preferred frequency of advisory votes to approve executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other agent with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other agents may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1, Proposal 3 and Proposal 4 are considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker, bank or other agent by its deadline, your shares may be voted by your organization in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to their broker, bank or other agent holding their shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other agent votes on, the shares that are unvoted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter, and we therefore expect brokers, banks and other agents to vote on that proposal. Proposal 1, Proposal 3 and Proposal 4 are considered to be “non-routine” and we therefore expect broker non-votes to exist on those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.

•
You may send a timely written notice that you are revoking your proxy to the Company’s Chief Legal Officer at Immunome, Inc., 18702 N. Creek Parkway, Suite 100, Bothell, WA 98011, Attn: Chief Legal Officer. The notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•
You may attend the Annual Meeting via the live audio webcast and vote electronically. Simply attending the Annual Meeting via the live audio webcast without voting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors named in this Proxy Statement
Plurality of the votes of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. The three nominees receiving the most “For” votes will be elected.
			FOR or WITHHOLD	No Effect	No Effect	FOR each of the Board’s nominees for director
2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026
“FOR” votes from a majority of voting power of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter is required for approval.
			FOR, AGAINST or ABSTAIN	Against	Not Applicable	FOR ratification of the appointment

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendation
3	Advisory approval of the compensation of the Company’s Named Executive Officers
“FOR” votes from a majority of voting power of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter is required for approval.
			FOR, AGAINST or ABSTAIN	Against	No Effect	FOR approval of the compensation
4	Advisory vote on the frequency of stockholder advisory votes on executive compensation
The frequency of receiving votes from a majority of the voting power of shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter.[1]
			FOR “One Year,” “Two Years,” “Three Years” or “Abstain”	Against each of the frequencies	No Effect	FOR “One Year”

1
If none of the proposed frequencies receives “FOR” votes from the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter, we will consider the frequency receiving the highest number of “FOR” votes from the holders of shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter to be the frequency preferred by our stockholders.

Who will count the vote?
Representatives of Broadridge Investor Communication Solutions, Inc. will tabulate the votes and act as inspectors of election.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy. On the record date, April 16, 2026, there were 113,249,519 shares of common stock outstanding and entitled to vote.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS
Under our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws (the “Bylaws”), the Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. Each Class III director has a term that expires at this Annual Meeting, each Class I director has a term that expires at the Company’s 2027 annual meeting of stockholders and each Class II director has a term that expires at the Company’s 2028 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their respective earlier death, resignation, or removal.
The Board currently consists of seven members. Of the seven members, five (Isaac Barchas, Jean-Jacques Bienaimé, Clay Siegall, Ph.D., Carol Schafer and Philip Wagenheim) have previously been elected by our stockholders.
On June 29, 2023, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Morphimmune Inc. (“Morphimmune”), and Ibiza Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub merged with and into Morphimmune and became a wholly owned subsidiary of the Company (the “Merger”). The Merger was consummated on October 2, 2023 (the “Closing”). In connection with the Merger Agreement, the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, immediately following the consummation of the Merger, the PIPE Investors purchased, and Immunome issued and sold $125.0 million of shares of Immunome’s common stock (the “PIPE Financing”). In connection with the PIPE Financing, the Company provided Enavate Sciences, LP (“Enavate”) with the right to designate a nominee for election to the Board until the earlier to occur of (i) a Change of Control (as defined in the Subscription Agreement), (ii) Enavate holding less than 6.0% of Immunome’s outstanding capital stock and (iii) June 29, 2030. At the closing of the PIPE Financing, the Board appointed James Boylan to the Board as the Enavate designee. Enavate’s designation right has since expired in accordance with its terms.
The Board appointed Sandra Swain, M.D. to the Board in April 2024 to fill a vacancy and expand the knowledge and expertise of the Board. The appointment of Dr. Swain was unanimously approved by the Board at the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).
The term of office of each of Mr. Boylan, Dr. Swain and Mr. Wagenheim, Class III directors, expires at the Annual Meeting. Each of them has been recommended for nomination to the Board by the Nominating Committee and nominated for election by the Board. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the three nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by the Board. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Nominees for Election to the Board of Directors
The Board of Directors
The biographies of our nominees for election to the Board as Class III directors, and all other directors, are set forth below. Each biography includes the offices held, other business directorships, the class and term of each director nominee and other director, as well as the specific experience, qualifications, attributes and skills that led us to conclude that each such person should serve as a director. We believe that, as a whole, the Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
The Nominating Committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. The Nominating Committee and the Board also seek to attain diversity with respect to geography, thought, knowledge, experience, capability, skills and viewpoints among directors. To this end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board.
The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes and skills of each nominee for director that led the Nominating Committee to recommend that person as a nominee. However, each member of the Nominating Committee may have a variety of reasons why they believe a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Director Biographies
Class III Director Nominees for Election at the Annual Meeting

JAMES BOYLAN	Director Since: 2023 Age: 59	Committee Memberships: Compensation (Chair), Nominating and Corporate Governance

James Boylan has served as a member of the Board since October 2023. Mr. Boylan has also served as the Chief Executive Officer of Enavate Sciences, a portfolio company of Patient Square Capital that provides capital and strategic growth support to biotech and life science companies, since May 2022. Previously, Mr. Boylan served as President and Head of Investment Banking at SVB Leerink from May 2009 to April 2021. Mr. Boylan currently serves on the board of directors of Enavate Sciences, Compass Therapeutics, Inc. (NASDAQ: CMPX), a clinical-stage biopharmaceutical company, Zenas BioPharma (NASDAQ: ZBIO), a clinical-stage biopharmaceutical company, and Graviton Bio, a clinical-stage biopharmaceutical company. Mr. Boylan was previously a director of CAMP4 Therapeutics (NASDAQ: CAMP), a biopharmaceutical company, until September 2025. Mr. Boylan earned his B.S. in Finance from Lehigh University and his M.B.A. from Columbia University.

The Nominating Committee and the Board believe Mr. Boylan is qualified to serve on the Board given his significant venture capital experience, public company board experience and extensive experience in the biotechnology and life sciences industry.

PHILIP WAGENHEIM	Director Since: 2017 Age: 55	Committee Memberships: None

Philip Wagenheim has served as a member of the Board since December 2017. He previously served as our interim Chief Executive Officer from January 2017 to March 2017. Mr. Wagenheim has served as a Managing Member of Broadband Capital Partners, LLC since April 2016. He also served as Vice Chairman of, and held various leadership roles at, Broadband Capital Management LLC and its affiliates since March 2000. Mr. Wagenheim is co-founder and Chief Executive Officer of Sacrilege Motors LLC. Additionally, Mr. Wagenheim served as Secretary, President and a member of the board of directors of Committed Capital Acquisition Corporation II from April 2014 to June 2017. Mr. Wagenheim is a director of Swarmer Inc., a software and artificial defense company (NASDAQ: SWMR), since September 2025. Mr. Wagenheim received his B.B.A. from the University of Miami in 1992.

The Nominating Committee and the Board believe that Mr. Wagenheim is qualified to serve on the Board due to his extensive experience as a venture capital investor in the life sciences industry and his financial expertise.

SANDRA SWAIN, M.D.	Director Since: 2024 Age: 72	Committee Memberships: Audit Committee

Sandra Swain, M.D. has served as a member of the Board since April 2024. Dr. Swain has served as Associate Dean for Research Development at Georgetown University Medical Center since July 2016 and as Professor of Medicine at Georgetown University Medical Center since June 2007. She has also served as Vice President of Genetic Medicine at MedStar Health, a not-for-profit healthcare system, since January 2018. In her primary role as Associate Dean for Research Development, Dr. Swain works closely with industry and community partners to improve patients’ access to cutting-edge treatments and technologies by expanding medical research opportunities both at Georgetown University Medical Center and across the MedStar Health system. Dr. Swain previously served on the board of directors of Seagen, Inc. from November 2022 until its acquisition by Pfizer in December 2023. Dr. Swain holds a M.D. from the University of Florida and a B.A. in Chemistry from the University of North Carolina at Chapel Hill. Dr. Swain completed a residency in Internal Medicine at Vanderbilt University and a fellowship in Medical Oncology at the National Institutes of Health, National Cancer Institute.

The Nominating Committee and the Board believe that Dr. Swain is qualified to serve on the Board due to her extensive research and clinical trial experience, particularly in oncology, and her public company and non-profit board experience.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Class I Directors Continuing in Office Until Our 2027 Annual Meeting

CLAY SIEGALL, PH.D. President, Chief Executive Officer and Chairman	Director Since: 2023 Age: 65	Committee Memberships: None

Clay Siegall, Ph.D. has served as our President, Chief Executive Officer and Chairman of the Board since October 2023. He previously served as President and Chief Executive Officer of Morphimmune from January 2023 to October 2023, prior to its merger with Immunome. From November 2002 to May 2022, Dr. Siegall served as the Chief Executive Officer of Seagen, Inc. (Nasdaq: SGEN), which he co-founded in July 1997. Dr. Siegall also served as a director of Seagen, Inc. (acquired by Pfizer in December 2023) from December 1997 to May 2022, as its President from June 2000 to May 2022 and as Chairman of its board of directors from March 2004 to May 2022. Prior to co-founding Seagen, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute from 1991 to 1997, most recently as a Principal Scientist. From 1988 to 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. In addition to Seagen, Inc., Dr. Siegall previously served as a director of Nurix Therapeutics, Inc. (Nasdaq: NRIX), Alder BioPharmaceuticals, Inc. (Nasdaq: ALD), which was acquired by H. Lundbeck A/S in 2019, Mirna Therapeutics, Inc. and Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE). He also previously served as chairman of the board of Umoja Biopharma, Inc. Dr. Siegall currently serves on the Board of Shattuck Labs, Inc. (Nasdaq: STTK) since March 2024 and served as the Chairman of the Board of Tourmaline Bio, Inc. from December 2023 through October 2025 when it was acquired by Novartis AG. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland.

The Nominating Committee and the Board believe that Dr. Siegall is qualified to serve on the Board due to his breadth of experience in drug research, development and commercialization, operating and leadership skills for life sciences companies, scientific understanding and corporate vision as well as his experience serving on boards of directors of other publicly-traded biopharmaceutical companies.

CAROL SCHAFER	Director Since: 2024 Age: 62	Committee Memberships: Audit (Chair), Nominating and Corporate Governance

Carol Schafer has served as a member of the Board since January 2024. Ms. Schafer has more than 25 years of experience in healthcare investment banking and equity capital markets. Currently, Ms. Schafer serves as Managing Partner at Hyphen Advisors, LLC, a private advisory services company, which she founded in 2018. Ms. Schafer worked at Wells Fargo Securities from 2007 to 2018, most recently as Vice Chair, Equity Capital Markets. Prior to that, Ms. Schafer served as Vice President of Finance and Business Development at Lexicon Pharmaceuticals, Inc. from 2003 to 2007. Earlier, she held positions of increasing responsibility at J.P. Morgan, most recently serving as Managing Director of Equity Capital Markets. Ms. Schafer currently serves on the board of directors of Insmed Incorporated (NASDAQ: INSM), Kura Oncology, Inc. (NASDAQ: KURA) and she previously served on the board of directors of Five Prime Therapeutics, Inc. from 2019 until its acquisition by Amgen in April 2021, of Repare Therapeutics Inc. from 2019 to February 2026 and of Idera Pharmaceuticals, Inc. from 2018 to 2022. She holds an M.B.A. from New York University’s Stern School of Business and a B.A. from Boston College.

The Nominating Committee and the Board believe that Ms. Schafer is qualified to serve on the Board due to her extensive experience in financial services and capital markets, including capital raising and investor relations in the pharmaceutical industry, her finance and accounting background and her experience serving on boards of directors of other publicly-traded biopharmaceutical companies.

Class II Directors Continuing in Office Until Our 2028 Annual Meeting

ISAAC BARCHAS, J.D.	Director Since: 2023 Age: 58	Committee Memberships: Compensation, Nominating and Corporate Governance (Chair)

Isaac Barchas, J.D. has served as the lead independent director of the Board since October 2023. Mr. Barchas has served as a member of the board of directors of Research Bridge Partners, a biotechnology accelerator, since January 2017, and previously served as its President and Chief Executive Officer from January 2017 until January 2024. Mr. Barchas also previously served as Director of the Austin Technology Incubator from 2006 to 2016. Mr. Barchas also worked at McKinsey & Company from 1996 to 2006. Mr. Barchas has served on the board of directors of Courage Therapeutics, Inc., a private biotechnology company, since May 2025, and previously served on the board of Tetricus Labs, a private technology company, from October 2022 until January 2026. Mr. Barchas received his B.A. from Stanford University and his M.A. and J.D. from the University of Chicago.

The Nominating Committee and the Board believe that Mr. Barchas is qualified to serve on the Board due to his extensive investment and business experience in the life sciences and biotechnology sectors.

JEAN-JACQUES BIENAIMÉ	Director Since: 2023 Age: 72	Committee Memberships: Audit, Compensation

Jean-Jacques Bienaimé has served as a member of the Board since November 2023. Mr. Bienaimé served as a member of the board of directors of BioMarin Pharmaceutical Inc. (Nasdaq: BMRN), a biotechnology company focused on genetic discovery, from May 2005 until May 2024, as its Chief Executive Officer from May 2005 until December 2023 and as its chairman of the board from June 2015 until December 2023. Mr. Bienaimé served as Chairman, Chief Executive Officer and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics, from November 2002 to April 2005. Prior to Genencor, Mr. Bienaimé served as Chairman, Chief Executive Officer and President of Sangstat Medical Corporation, an immunology-focused biotechnology company, from 1998 to late 2002, becoming President in 1998 and Chief Executive Officer in 1999. Mr. Bienaimé also held several senior management positions at Rhone-Poulenc Rorer Pharmaceuticals (now Sanofi-Aventis) from 1992 to 1998, culminating in the position of Senior Vice President of Worldwide Marketing and Business Development. Earlier in his career, Mr. Bienaimé worked at Genentech, Inc., where he was involved in the launch of tissue plasminogen activator (t-PA) for the treatment of heart attacks. Mr. Bienaimé also currently serves on the board of Incyte Corporation (NASDAQ: INCY), Keros Therapeutics, Inc. (NASDAQ: KROS) (and as Chairman since November 2025) and Ascendis Pharma A/S (NASDAQ: ASND), and he is a member of the board of Biotechnology Innovation Organization (BIO), an industry trade association. Mr. Bienaimé received an M.B.A. from the Wharton School at the University of Pennsylvania and a degree in economics from the Ecole Superieure de Commerce de Paris.

The Nominating Committee and the Board believe that Mr. Bienaimé is qualified to serve on the Board due to his extensive business and operating experience in the life sciences and biotechnology sectors, including experience managing and serving on boards of public biotechnology companies.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE
Criteria for Board Membership
The Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members and considers director nominee recommendations from the Nominating Committee. In selecting candidates and evaluating existing directors, the Board will consider the minimum general criteria set forth below and may add additional criteria with respect to specific searches. An acceptable candidate may not fully satisfy all of the criteria but is expected to satisfy nearly all of them. Our directors believe that director candidates should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics.
In considering candidates recommended by the Nominating Committee, the Board considers factors such as: (i) possessing relevant expertise to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in their field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to represent rigorously the long-term interests of the Company’s stockholders. The Board reviews candidates for director nomination in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Board considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board reviews the directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee must be independent for purposes of satisfying applicable listing requirements.
Selection of Candidates
Process for Identifying and Evaluating Nominees for Director
The Nominating Committee will evaluate director nominees in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee will consider the Board membership criteria set forth above, as well as such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee will review their overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence.
The Nominating Committee will also determine whether the potential candidates satisfy the independence requirements of Nasdaq, which determination will be based upon applicable rules of the exchange, the applicable rules and regulations of the SEC and the advice of counsel, if necessary. In the case of new director candidates, the Nominating Committee will use its network of contacts to identify potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.
The Nominating Committee will periodically meet to discuss and consider potential new candidates. After conducting the required diligence, if the Nominating Committee so determines by majority vote, it will select a nominee for recommendation to the Board.
Stockholder Recommendations of Director Nominees
The Nominating Committee will evaluate director candidates recommended by stockholders in the same manner that the Nominating Committee evaluates any other director candidate.
Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the “advance notice” provisions of the Bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Company’s Corporate Secretary, c/o Immunome, Inc., 18702 N. Creek Parkway, Suite 100, Bothell, WA 98011. Any such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in the Bylaws.
Board Diversity
We do not have a formal diversity policy in place, but the Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, skills and experiences as important in the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the boardroom.
Director Independence and Independence Determinations
Our Corporate Governance Guidelines provide that the Board will consist of a majority of independent directors in accordance with applicable Nasdaq listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the Nasdaq definition of independence. Under Nasdaq listing standards and our Corporate Governance Guidelines, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and the Compensation Committee of the Board (the “Compensation Committee”) are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.
The Nominating Committee undertook its annual review of director independence and made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that each of Isaac Barchas, Jean-Jacques Bienaimé, James Boylan, Carol Schafer, Sandra Swain, M.D. and Philip Wagenheim are “independent” in accordance with Nasdaq listing standards applicable to boards of directors in general. In addition, the Board has affirmatively determined that Dr. Swain, Ms. Schafer and Mr. Bienaimé are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular, and that Messrs. Boylan, Barchas and Bienaimé are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular. In making these determinations, the Board found that none of the independent directors had a material or other disqualifying relationship with the Company.
Board Leadership Structure
The Board maintains the flexibility to determine whether the roles of Chairman of the Board (“Chair”) and Chief Executive Officer (“CEO”) should be combined or separated, based on what it believes is in the best interest of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.
At this time, the Board believes that our current CEO, Clay Siegall, Ph.D., is best situated to serve as Chair. Dr. Siegall is highly knowledgeable and has longstanding experience with respect to our business, operations and industry and ongoing executive responsibility for the Company. Dr. Siegall is well positioned to identify strategic priorities and to lead the Board’s consideration and analysis of such priorities. In addition, Dr. Siegall offers a robust understanding of the risks facing the Company and how to address those risks. In the Board’s view, these qualifications enable the Board to better understand the Company and work with management to enhance stockholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the CEO to effectively communicate the Board’s view to management.
The Board appointed Mr. Barchas as the lead independent director in 2023 to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined CEO/Chair: the lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Chair, act as liaison between the Chair and the independent directors, preside over meetings of the independent directors and consult with the Chair in planning and setting schedules and agendas for Board meetings to be held during the year. As a result, we believe that the lead independent director helps to ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. Given Dr. Siegall’s strategic knowledge and leadership, and the significant role of the Board’s lead independent director in Board leadership and reinforcing independence, we believe that combining the positions of CEO and Chair is advantageous to the Company and its stockholders.
Board’s Role in Risk Oversight
One of the key functions of the Board is to oversee our risk management process. The Board does not have a standing risk management committee, but administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address the risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. In addition, the Board meets with certain members of our executive team, including the heads of our business, information technology, compliance and regulatory functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.
While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below:
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The Audit Committee oversees (i) the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures and (ii) management risks relating to data privacy, technology and information security, including cyber security and backup of information systems, and the steps the Company has taken to monitor and control these exposures.

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The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company.

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The Nominating Committee manages risks associated with the independence of the Board, potential conflicts of interest that could impact independence, management succession and the effectiveness of the Board.

Board and Committee Meetings and Attendance
Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2025, the Board held five meetings, the Audit Committee held five meetings, the Compensation Committee held three meetings and the Nominating Committee held two meetings. The Board and each committee also acted by written consent on various matters throughout the year. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).
Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings. All current directors who served at the time of our 2025 annual meeting of stockholders attended that meeting.
Board Committees
The Board has established three standing committees—the Audit Committee, the Compensation Committee and the Nominating Committee—each of which operates under a charter that has been approved by the Board.

AUDIT COMMITTEE
The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee charter. Among other things, the Audit Committee’s responsibilities include:
•	selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
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discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results and other disclosures to be included in the Company’s annual proxy statement, earnings releases and other periodic reports required by SEC rules;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls and internal audit function;
•	reviewing results of management’s efforts to monitor compliance with the code of business conduct and ethics for financial management;
•	reviewing related party transactions as required under the Company’s policies;
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;
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reviewing with management and the independent registered public accounting firm risk assessments and exposures on financial matters, data privacy, technology and information security, including cyber security, and monitoring and controlling the same; and

•	reviewing and establishing appropriate insurance coverage for Company directors and officers.
The Audit Committee has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.
The members of the Audit Committee are Ms. Schafer (Chair), Mr. Bienaimé and Dr. Swain. All members of the Audit Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Ms. Schafer qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially sophisticated” within the meaning of the Nasdaq listing standards.

Report of the Audit Committee
The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles and internal controls, as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).
The Audit Committee has reviewed and discussed with management of the Company the Company’s audited financial statements as of and for the year ended December 31, 2025. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on the foregoing, the Audit Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
AUDIT COMMITTEE
Carol Schafer, Chair
Jean-Jacques Bienaimé
Sandra Swain, M.D.
COMPENSATION COMMITTEE
The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including the CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and stockholder interests, as well as such other matters as directed by the Board or the Compensation Committee charter. Among other things, the Compensation Committee’s responsibilities include:
•	reviewing and approving, or recommending that the Board approve, employment agreements and the compensation of our executive officers;
•	reviewing CEO performance;
•	reviewing and recommending to the Board the compensation of our directors;
•	administering our stock and equity incentive plans;
•	administering, reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans;
•	approving and overseeing the application of clawback or recoupment of incentive compensation; and
•	reviewing our overall compensation philosophy and engaging compensation consultants as appropriate.
The Compensation Committee has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances. The Compensation Committee annually reviews the performance of each of the executive officers, including the CEO. In accordance with the authority granted to it, the Compensation Committee then either determines the compensation of each executive officer or makes recommendations regarding such compensation to the Board for approval.
The members of the Compensation Committee are Mr. Boylan (Chair) and Messrs. Barchas and Bienaimé. All members of the Compensation Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Typically, we will plan for the Compensation Committee to meet quarterly and with greater frequency as necessary; however, in 2025, due to scheduling conflicts, the fourth quarter meeting was moved to January 2026. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO or Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or otherwise to participate in Compensation Committee meetings. The CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee charter grants the Compensation Committee full access to all our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.
The Compensation Committee or the Board, upon recommendation from the Compensation Committee, makes adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings typically held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of individual and corporate performance objectives for the current year. For executives other than the CEO, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the CEO. In the case of the CEO, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant. In making these determinations, the Compensation Committee emphasizes pay-for-performance alignment and long-term value creation.
The Compensation Committee enlists the services of a third-party company to conduct an analysis of our compensation practices compared with current market practices. Since 2021, the Compensation Committee has engaged the services of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), to conduct a review and analysis of our executive and director compensation compared with current market practices and a peer group of companies. The 2025 peer group was chosen based on several characteristics including: comparable stage in key product and corporate development, similar growth and performance potential and market capitalization. Aon reports directly to the Chair of the Compensation Committee. The Compensation Committee has assessed the independence of Aon according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of Aon did not raise any conflict of interest and did not adversely affect Aon’s independence.
Aon’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Aon. For our executives and directors, we set target cash compensation (i.e., salary and bonus target for executives or retainers for non-employee directors) after generally referencing the 50th percentile of compensation paid to executives and directors within our compensation peer group. We set equity compensation, delivered through equity-based awards, after generally referencing the 75th percentile of our peer group. We believe that this approach appropriately reflects our position and performance within our peer group. We may deviate from setting actual compensation levels at these target percentiles of the peer group with respect to our executives to reflect experience, performance levels, existing equity holdings and market factors as deemed appropriate by the Compensation Committee or the Board. In any given year, the Compensation Committee may consider the experience and performance levels of our executives and other factors deemed appropriate and make a subjective determination that it would be appropriate for any Named Executive Officer’s (as defined below) compensation elements or targeted total compensation and equity levels to deviate from the targeted percentile of the compensation paid to similarly situated officers employed by our peer companies.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is a current or former officer or employee of the Company. During 2025, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on the Board or the Compensation Committee.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of stockholders, develops and recommends to the Board a set of corporate governance guidelines for the Board and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating Committee’s charter. Among other things, the Nominating Committee’s responsibilities include:
•	identifying and recommending candidates for membership on the Board and monitoring Board size;
•	reviewing and recommending our corporate governance guidelines and policies;
•	overseeing the process of evaluating the performance of the Board and continuing education of the Board; and
•	assisting the Board on corporate governance matters.
The Nominating Committee has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances. The Nominating Committee is responsible for identifying individuals that the Nominating Committee believes are qualified to become Board members, as described above in the section entitled “Criteria for Board Membership.”
The members of the Nominating Committee are Mr. Barchas (Chair), Mr. Boylan and Ms. Schafer. All members of the Nominating Committee are “independent” in accordance with the Nasdaq listing standards.
Committee Charters and Corporate Governance Guidelines
Complete copies of our Corporate Governance Guidelines and committee charters are posted in the “Governance Documents” section of our website located at https://immunome.com.
Executive Sessions
Executive sessions, which are meetings at which only independent directors are present, are regularly held throughout the year, typically at the time of each regular Board meeting and as frequently as the independent directors deem appropriate.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Communications with the Board
The Board welcomes input and suggestions from all interested parties, including stockholders. Stockholders and other interested parties who wish to communicate with the non-management or independent members of the Board may do so by letters addressed to the attention of our Corporate Secretary. All such communications will be reviewed by our Corporate Secretary and routed to the appropriate member(s) of the Board. The address for these communications is: Immunome, Inc., 18702 N. Creek Parkway, Suite 100, Bothell, WA 98011, Attn: Corporate Secretary.

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees, including the CEO, Chief Financial Officer, Controller and other senior financial officers. The Code of Business Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Business Conduct and Ethics is posted in the “Governance Documents” section of our website located at https://immunome.com. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.
Insider Trading Policy; Pledging and Hedging Policies
We have adopted an amended and restated insider trading policy (the “Amended and Restated Insider Trading Policy”) governing the purchase, sale and/or other dispositions of our securities by directors, employees and certain consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. In addition, the Company’s policy is to comply with applicable laws and regulations relating to insider trading when engaging in transactions in its securities. A copy of the Amended and Restated Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025.
The Amended and Restated Insider Trading Policy also prohibits our directors, officers, employees, certain consultants and their designees from hedging their ownership of our stock, including but not limited to trading in options, puts, calls or other derivative instruments related to our stock or debt. Additionally, directors, officers, employees, certain consultants and their designees may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting and recommended that stockholders ratify such selection. Ernst & Young LLP has audited our financial statements since 2022. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and 2024 by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2025	2024
Audit Fees(1)	$825,626	$749,626
All Other Fees	—	—
Total Fees	$825,626	$749,626

(1)
“Audit Fees” consist of fees billed for professional services for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, as well as related services that are normally provided in connection with statutory and regulatory filings and engagements.

Pre-Approval Policies and Procedures
The Audit Committee is responsible for appointing, retaining, setting compensation for and evaluating and overseeing the work of Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee charter establishes a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee.
All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2025. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the named executive officers presented in the Executive and Director Compensation section beginning on page 27.
Our executive compensation program is designed to align pay with performance and long-term stockholder value creation. The Compensation Committee established 2025 objectives focused on clinical and regulatory execution, pipeline advancement and broader corporate execution. In evaluating 2025 performance, the Compensation Committee considered, among other things, the Company’s positive Phase 3 RINGSIDE data for varegacestat in patients with progressing desmoid tumors, completion of key manufacturing and non-clinical activities supporting the planned NDA filing for varegacestat, initiation of the Phase 1 clinical trial of IM-1021, IND clearance for IM-3050 and continued advancement of IM-1617, IM-1340 and IM-1335. Based on this review, the Compensation Committee determined that the Company achieved, and in certain areas exceeded, its pre-established 2025 objectives.
This pay-for-performance assessment is reflected in 2025 compensation outcomes. Annual cash incentive payouts for our named executive officers were 150% of target for Dr. Siegall, 148% of target for Mr. Rosett and 145% of target for Dr. Lechleider. Long-term incentive compensation was delivered through stock options that vest over four years, supporting alignment between management incentives and stockholder value creation.
The Compensation Committee reviews our executive compensation program annually, taking into account Company performance, market data and evolving governance practices. Our compensation program also includes governance features intended to support alignment with stockholder interests. A substantial majority of target compensation for our named executive officers is variable and at risk. Annual cash incentives are tied to pre-established Company objectives and, for certain executives, individual performance objectives. Compensation decisions are made by an independent Compensation Committee, which is advised by an independent compensation consultant. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. In addition, the Compensation Committee oversees the application of clawback or recoupment of incentive compensation and our insider trading policy prohibits hedging, pledging and margin transactions involving Company securities.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers. If stockholders approve the “One Year” option as the frequency of future say-on-pay votes under Proposal 4, we expect that we will conduct our next say-on-pay vote at the 2027 Annual Meeting of Stockholders.
The text of the resolution in respect of Proposal 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are also entitled to vote, on an advisory basis, on whether the “say-on-pay” vote, as required by Section 14A of the Exchange Act, should occur every one, two, or three years. The vote on the frequency of the say-on-pay vote, just as with the say-on-pay vote itself, is advisory only, and it also is not binding on us or on the Board. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.
After careful consideration, the Board has determined that a say-on-pay vote that occurs every year is the most appropriate option for the Company at this time. Therefore, the Board recommends that you vote for a “One Year” frequency for the say-on-pay vote.
Although the Board recommends a say-on-pay vote be held every year, you may vote one of four choices for this Proposal 4 on the proxy card: “One Year”, “Two Years”, “Three Years”, or “Abstain.” The text of the resolution in respect of Proposal 4 is as follows:
“RESOLVED, that the advisory vote on the compensation of the Company’s named executive officers should occur every:
Option 1: ONE YEAR;
Option 2: TWO YEARS; or
Option 3: THREE YEARS.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR”.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2025.
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)
2020 Plan(2)	9,682,470	$12.39	644,655(3)
ESPP	—	—	1,550,859
2020 MI Plan	1,788,508	$1.33	558,377
Equity compensation plans not approved by security holders
2024 Inducement Plan	2,248,700	$11.57	1,251,300
CEO Inducement Grant(4)	2,137,080	$5.91	—
Total	15,856,758	$10.15	4,005,191

(1)
Includes the following plans: the 2018 Equity Incentive Plan (the “2018 Plan”), the 2020 Equity Incentive Plan (the “2020 Plan”), the 2020 Employee Stock Purchase Plan (“ESPP”) and the 2020 Morphimmune Equity Incentive Plan (the “2020 MI Plan”). The 2020 Plan superseded the 2018 Plan.

(2)	Includes securities issued under the 2018 Plan.
(3)
The shares of common stock underlying any awards that are forfeited, cancelled, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under our 2020 Plan will be added back to the shares of common stock available for issuance under our 2020 Plan. We no longer make grants under the 2018 Plan.

(4)
In connection with the Merger Agreement, the Company entered into an employment agreement with Dr. Siegall dated June 28, 2023, which took effect upon the Closing. In connection with the employment agreement, the Board approved a stock option grant to Dr. Siegall (the “CEO Inducement Grant”) as an inducement material to Dr. Siegall agreeing to be employed by the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The CEO Inducement Grant was not made pursuant to an established plan.

Other than the CEO Inducement Grant and the Company’s 2024 Inducement Plan (the “2024 Plan”), there were no equity compensation plans of the Company in effect as of December 31, 2025 that were adopted without the approval of the Company’s security holders. The CEO Inducement Grant provides for the purchase of up to 2,137,080 shares of the Company’s common stock at a price of $5.91 per share, the closing price per share of the Company’s common stock as reported by Nasdaq on June 28, 2023, the date of grant, and vests over four years, with 25% of the shares vesting on the first anniversary of the Closing, and the remainder vesting ratably each subsequent month thereafter, subject to Dr. Siegall’s continued employment through the applicable vesting dates. The terms of the CEO Inducement Grant are substantially the same as the terms contained in the 2020 Plan. Descriptions of the Company’s equity compensation plans are contained in Note 10 (“Share-based compensation”) of the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The terms of the 2024 Plan are described in more detail below under “Executive Compensation – Equity Incentive Plans – 2024 Inducement Plan.”

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement.

Name	Age	Position(s)
Clay Siegall, Ph.D.	65	President, Chief Executive Officer and Chairman of the Board
Jack Higgins, Ph.D.	47	Chief Scientific Officer
Kinney Horn	51	Chief Business Officer
Robert Lechleider, M.D.	65	Chief Medical Officer
Max Rosett	36	Chief Financial Officer
Sandra Stoneman	53	Chief Legal Officer and General Counsel
Philip Tsai, Ph.D.	58	Chief Technical Officer

Clay Siegall, Ph.D. Biographical information for Clay Siegall, Ph.D. is included above with the director biographies under the caption “Nominees for Election to the Board of Directors”.
Jack Higgins, Ph.D. has served as our Chief Scientific Officer since October 2023. He previously served as Morphimmune’s Chief Scientific Officer from May 2022 until the Closing in October 2023. Prior to joining the Company, Dr. Higgins served in positions of increasing responsibility at Molecular Templates, Inc., (NASDAQ: MTEM) a clinical stage biotechnology company focused on cancer, from January 2010 to April 2021, serving most recently as Chief Development Sciences Officer from June 2019 to April 2021, and SVP Operations, Head of Manufacturing from August 2017 to June 2019. While at Molecular Templates, Dr. Higgins led discovery and development efforts for multiple clinical candidates and coinvented the company’s Engineered Toxin Body (ETB) platform. Dr. Higgins completed a fellowship in tumor immunology at the National Cancer Institute. He earned his Ph.D. and M.S. from the University of Arkansas and a B.S. from Texas A&M University.
Kinney Horn has served as our Chief Business Officer since February 2024. From May 2020 to October 2023, Mr. Horn served as the Chief Business Officer and advisor at Olema Oncology, Inc. (Nasdaq: OLMA), a women’s oncology company. From May 2019 to April 2020, Mr. Horn was an Entrepreneur in Residence at EcoR1 Capital, an investment advisory firm focused on biotechnology. From January 2003 to April 2019, Mr. Horn served as the Director of Business Development at Genentech, Inc. Prior to Genentech, Mr. Horn served in various investment banking and venture capital roles from 1998 to 2003. Mr. Horn received a B.A. in economics and international affairs from the University of Mary Washington and an M.S. in biochemistry from Georgetown University.
Robert Lechleider, M.D. has served as our Chief Medical Officer since October 2023. Prior to joining the Company, Dr. Lechleider served as Chief Medical Officer of OncoResponse, Inc., a private biotechnology company, from April 2020 to October 2023. From September 2016 to April 2020, Dr. Lechleider served as SVP Clinical Development of Seagen, Inc., a public biotechnology company (acquired by Pfizer in 2023). Dr. Lechleider received his M.D. from the University of Illinois College of Medicine and his A.B., Chemistry from Princeton University.
Max Rosett currently serves as our Chief Financial Officer, a position he has held since January 2024. Prior to his current role, he served as our SVP, Operations since October 2023. Previously, he was Acting Chief Operating Officer of Morphimmune, Inc. from March 2022 until the Closing. He joined Morphimmune in January 2022, serving as VP, Portfolio Planning and Corporate Strategy until March 2022. Mr. Rosett also served as Principal at Research Bridge Partners, a life science investment firm, from March 2021 until November 2023. He was previously Director of Data Science at Research Bridge Partners from February 2018 to February 2021. He has also worked as an engineer at Google, and he started his career at the Boston Consulting Group, where he served clients in the pharmaceutical industry. Mr. Rosett earned a M.S. in Computer Science from Georgia Institute of Technology and a B.A. in Mathematics from Yale University.
Sandra Stoneman has served as our Chief Legal Officer and General Counsel since October 2020. In this role, Ms. Stoneman serves as Corporate Secretary to the Board and leads our legal, corporate governance, intellectual property and compliance functions. Previously, Ms. Stoneman was a corporate partner at the law firm of Duane Morris LLP from 2002 to 2020, where she was co-lead of the firm’s Life Sciences interdisciplinary practice group and was co-chair of the firm’s emerging companies division, and was an associate at the Dechert law firm from 1997 to 2002. Ms. Stoneman received her J.D. from Temple University School of Law and her B.A. in Sociology and Spanish from the State University of New York at Binghamton.

Philip Tsai, Ph.D. has served as our Chief Technical Officer since June 2024. Prior to joining the Company, Dr. Tsai worked at Seagen, Inc. for 21 years and held various positions of increasing responsibility. Most recently, he was the Senior Vice President of Technical Development from June 2021 until December 2023 and, after Pfizer’s acquisition, from December 2023 until April 2024. Dr. Tsai began his biotechnology career at Biogen, where he spent seven years optimizing manufacturing processes. Dr. Tsai received his M.S. degree and a Ph.D. in Chemical Engineering from California Institute of Technology and his B.S. from the University of Illinois, Urbana-Champaign.
Each executive officer serves at the discretion of the Board and holds office until the executive officer’s respective successor is duly elected and qualified or until the executive officer’s respective earlier death, resignation or removal.
EXECUTIVE COMPENSATION
Our executive compensation program is designed to align pay with Company performance and long-term stockholder value creation. This section discusses the material components of the executive compensation program for our named executive officers. For 2025, our named executive officers are Clay Siegall, Ph.D., our President, Chief Executive Officer and Chairman, Max Rosett, our Chief Financial Officer, and Robert Lechleider, M.D., our Chief Medical Officer (collectively, our “Named Executive Officers” or “NEOs”). A substantial majority of target compensation for our Named Executive Officers is performance-based and tied to the achievement of Company objectives.
Fiscal Year 2025 Summary Compensation Table
The following table shows for the fiscal years ended December 31, 2025 and, where required, 2024 compensation awarded to, paid to, or earned by, the Named Executive Officers:

Name and principal position	Year	Salary ($)	Bonus ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Clay Siegall, Ph.D. President, Chief Executive Officer and Chairman of the Board	2025	735,000		6,272,810	661,500	13,291	7,682,601
	2024	700,000		7,991,424	525,000	10,350	9,226,774
Max Rosett Chief Financial Officer	2025	472,500		1,623,090	278,800	411,167	2,785,557
Robert Lechleider, M.D. Chief Medical Officer	2025	530,300		1,897,525	307,600	12,193	2,747,618

(1)
The amounts reported here do not reflect the actual economic value realized by our Named Executive Officers. In accordance with SEC rules, this column represents the grant date fair value of shares underlying stock options, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the stock options are set forth in Note 10, “Share-Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(2)	This column reflects the amount of performance-based incentive compensation earned by our Named Executive Officers for the periods presented.
(3)
In 2025, each of Drs. Siegall and Lechleider and Mr. Rosett received, among other limited benefits, 401(k) plan employer matching contributions of $10,500. Mr. Rosett also received a one-time cash relocation bonus in 2025.

Narrative Disclosure to Summary Compensation Table
The elements of the compensation program for our Named Executive Officers include: base salary; an annual cash (non-equity) incentive plan bonus; long-term equity awards; and, when determined necessary, limited perquisites. In addition, we have offered, and may from time to time in the future offer, additional incentives to our Named Executive Officers when determined necessary or appropriate, including a relocation incentive for Mr. Rosett in 2025. Our Named Executive Officers are entitled to severance benefits and change in control benefits as described below under “Employment Agreements with Our Named Executive Officers.”
Annual Base Salary
Base salaries for our Named Executive Officers are initially established through arm’s-length negotiation at the time of hire, taking into account the executive’s qualifications, experience, prior salary, the scope of their responsibilities and competitive market compensation paid by other companies within the industry for similar positions.

Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels of compensation paid by our peer companies and after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we draw upon the expertise of our independent compensation consultant, who provides comparative compensation data from similar sized companies in our industry. We also draw upon the experience of members of the Board with other companies. The Compensation Committee has not previously applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with our intent of offering base salaries that are competitive in our industry.
The 2025 annual base salaries for our Named Executive Officers are set forth in the table below.

Name	2025 Base Salary ($)
Clay Siegall, Ph.D.(1)	735,000
Max Rosett	472,500
Robert Lechleider, M.D.	530,300

(1)	Dr. Siegall’s base salary increase from 2024 to 2025 was 5%.
Non-Equity Incentive Plan Compensation
We structure annual incentives to directly link executive pay to the achievement of rigorous corporate and individual performance goals. Dr. Siegall is eligible to receive an annual performance bonus weighted entirely on the achievement of corporate performance goals as determined by the Compensation Committee, pursuant to the terms of his employment agreement and the Company’s bonus policy. Mr. Rosett and Dr. Lechleider are also eligible to receive an annual performance bonus based on the achievement of corporate and individual performance goals as determined by the Compensation Committee, pursuant to the terms of their employment agreements and the Company’s bonus policies, with 75% of the bonus based on achievement of corporate goals and 25% based on individual performance.
For 2025, the corporate performance goals included research, development, commercial and corporate objectives. Each of Dr. Siegall, Mr. Rosett and Dr. Lechleider was assigned a target bonus expressed as a percentage of their respective base salary.
In consultation with the Company’s independent compensation consultant and upon review of relevant market data, the Compensation Committee retained the target bonus amounts for Dr. Siegall, Mr. Rosett and Dr. Lechleider in 2025 at 60%, 40% and 40%, respectively, consistent with the targets set forth in their respective employment agreements. Based on the Company’s achievements in 2025 described in this Proxy Statement above at “Proposal 3: Advisory Vote on Executive Compensation,” the Compensation Committee evaluated the achievement of the 2025 corporate goals and awarded (i) Dr. Siegall an annual performance bonus of $661,500, reflecting achievement at 150% of his target bonus, (ii) Mr. Rosett an annual performance bonus of $278,800, reflecting achievement at 148% of his target bonus and (iii) Dr. Lechleider an annual performance bonus of $307,600, reflecting achievement at 145% of his target bonus.
The Board established 2025 corporate performance goals to align executive incentives with the Company’s key strategic priorities, including clinical and regulatory execution, advancement of the Company’s development pipeline and continued buildout of organizational and operational capabilities. These goals were structured across several categories and assigned relative weightings to reflect their importance to the Company’s near- and long-term value creation. The Board established both core and stretch performance objectives as part of its annual goal-setting process, with stretch goals intended to incentivize performance beyond target levels.

The principal categories of corporate performance goals and their relative weightings for 2025 are summarized below:

Performance Category	Weighting (%)	Key Focus Areas	2025 Performance versus Target
Development and CMC	60%
Advancement of clinical-stage programs; achievement of key clinical and regulatory milestones; completion of manufacturing activities to support late-stage development and regulatory readiness; ensuring continuity of clinical supply
			Exceeded
Research	15%	Advancement of the Company’s research pipeline, including identification and progression of potential development candidates	Exceeded
Operations, Finance and Administration	12.5%	Enhancement of financial and reporting infrastructure; expense management; implementation of critical information technology and compliance systems	Achieved
Business Development	7.5%	Evaluation and execution of business development initiatives, as appropriate	Achieved
Commercial	5%	Pre-commercial planning activities to support potential product launches, including brand development and supply chain readiness	Achieved
Stretch Goals	--%
Additional progress across clinical, research and operational initiatives, including advancement of pipeline programs beyond core objectives, continued development of commercial readiness capabilities, successful financing and creation of meaningful stockholder value
			Exceeded

The Compensation Committee evaluated performance against these goals in determining the annual incentive compensation payouts for our Named Executive Officers. In doing so, the Compensation Committee considered the extent to which the Company achieved key milestones and strategic objectives during the year, as well as the overall impact of these accomplishments on the Company’s clinical progress, pipeline advancement and organizational development.
Based on this evaluation, the Compensation Committee determined that the Company achieved, and in certain areas exceeded, its pre-established 2025 corporate objectives, supporting the resulting annual incentive compensation payouts for our Named Executive Officers.
Equity-Based Incentive Awards
Equity awards are a core component of our program and are designed to directly align executive incentives with long-term company performance and stockholder value creation. In addition, we believe that equity grants with a time-based vesting feature promote executive retention by incentivizing executive officers to remain employed through the vesting period. Accordingly, the Board periodically reviews the equity incentive compensation of our Named Executive Officers and from time to time may grant equity incentive awards to them in the form of stock options. We typically grant stock option awards at the start of employment. We also maintain a practice of granting additional equity on an annual basis based on individual and Company performance and retain discretion to provide additional targeted grants in certain circumstances.
Consistent with market practice for biotechnology companies at our stage, we grant stock options as the primary form of long-term incentive compensation. Stock options provide meaningful upside opportunity that directly aligns executive incentives with stockholder value creation.
We have historically granted time-vesting stock options, which derive value from share price appreciation, thereby focusing our executives on driving growth and creating long-term stockholder value. The Compensation Committee will consider incorporating performance stock units and restricted stock units into our long-term incentive program at an appropriate time, when these awards are aligned with our stage of growth and the evolving needs of our business.

We award stock options on the latter of the date that the Board or Compensation Committee approves the grant or the hire date in the case of an initial equity grant. We set the option exercise price based on the fair market value of our common stock on the date of grant. Time-vested stock option grants to our executives typically vest over four years with a one-year cliff and monthly thereafter over the next three years for initial grants and monthly over four years for follow-on grants. All stock options have a term of ten years from the grant date.
Other Benefits
We currently provide broad-based welfare benefits that are available to all employees, including our Named Executive Officers, including health, dental, life, vision and disability insurance.
In addition, we maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended, or the Code, with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 92% of their compensation or the statutory limit, which was $23,500 for calendar year 2025. We match 100% of employee contributions up to 3% of their eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We also offer to reimburse the cost of our employees’ cellphone plans, subject to certain requirements and exceptions.
In addition, our eligible employees, including our Named Executive Officers, may participate in the Company’s ESPP, as determined by the Board. The ESPP provides eligible employees with the opportunity to acquire our common stock through periodic payroll deductions, at a discounted price. The ESPP is structured as a qualified employee stock purchase plan under Section 423 of the Code. We do not maintain any defined benefit pension plans or nonqualified deferred compensation plans.
Outstanding Equity Awards at Fiscal Year End
The following table presents information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2025.

		Option Awards(1)
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price per share ($)(2)	Option expiration date
Clay Siegall, Ph.D. President, Chief Executive Officer and Director	9/27/2022(3)	198,565	—	1.35	9/26/2032
	1/19/2023(5)	1,191,399	—	1.35	1/18/2033
	6/28/2023(4)	1,157,585	979,495	5.91	6/28/2033
	8/9/2024(6)	266,666	533,334	12.92	8/8/2034
	7/29/2025(7)	—	800,000	10.60	7/28/2035
Max Rosett Chief Financial Officer	3/24/2022(8)	39,713	—	1.35	3/23/2032
	3/23/2023(9)	83,482	8,366	1.05	3/22/2033
	1/31/2024(12)	83,854	91,146	16.57	1/30/2034
	5/16/2024(10)	11,875	18,125	14.40	5/15/2034
	8/9/2024(13)	63,333	126,667	12.92	8/8/2034
	7/29/2025(7)	—	207,000	10.60	7/28/2035
Robert Lechleider, M.D. Chief Medical Officer	10/27/2023(11)	216,666	183,334	8.73	10/26/2033
	8/9/2024(13)	66,666	133,334	12.92	8/8/2034
	7/29/2025(7)	—	242,000	10.60	7/28/2035

(1)
Options granted to Dr. Siegall and Mr. Rosett under the 2020 MI Plan were adjusted in accordance with the Merger Agreement. Upon the Closing, we assumed the 2020 MI Plan and each outstanding and unexercised option granted under the 2020 MI Plan (the “MI Options”). At the effective time of the Merger, each MI Option was converted into an option to purchase a number of shares of our common stock determined by multiplying (a) the number of shares of Morphimmune common stock that were subject to such MI Option by (b) 0.3042, and rounding the resulting number down to the nearest whole number of shares of our common stock, and the per share exercise price determined by dividing (x) the per share exercise price of such MI Option by (y) 0.3042, and rounding the resulting exercise price up to the nearest whole cent.

(2)
Option awards granted to Dr. Siegall and Mr. Rosett under the 2020 MI Plan were granted with a per share exercise price equal to the fair market value of Morphimmune common stock on the grant date, as determined in good faith by the board of directors of Morphimmune.

(3)	This option vested in full upon the completion of the Merger. This grant was made pursuant to the 2020 MI Plan.
(4)
On June 28, 2023, Dr. Siegall was granted the CEO Inducement Grant. 25% of the shares vest on the one-year anniversary of the Closing, and the remaining shares vest in 36 equal monthly installments each month thereafter.

(5)	This option vested in full upon the completion of the Merger. This grant was made pursuant to the 2020 MI Plan.
(6)	This option vests over four years, with 1/4 vesting on August 9, 2025, and the remainder vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 Plan.
(7)	This option vests over four years, with 1/4 vesting on July 29, 2026, and the remainder vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 Plan.
(8)	This option vests over four years, with 1/4 vesting on March 24, 2023, and the remainder vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 MI Plan.
(9)	This option vests over four years, with 1/4 vesting on March 23, 2024, and the remainder vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 MI Plan.
(10)	This option vests over four years, with 1/4 vesting on May 16, 2025, and the remainder vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 Plan.
(11)	This option vests over four years, with 1/4 vesting on October 16, 2024, and the remainder vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 Plan.
(12)	This option vests over four years, with 1/4 vesting on January 31, 2025, and the remainder vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 Plan.
(13)	This option vests over four years, with 1/4 vesting on August 9, 2025, and the remainder vesting in 36 equal monthly installments thereafter. The grant was made pursuant to the 2020 Plan.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, we grant stock options to our employees, including our Named Executive Officers. Historically, we have granted new-hire option awards on or soon after a new hire’s employment start date. Prior to 2024, our annual refresh employee option grants were made at the annual meeting of stockholders. However, for 2024 and thereafter, the timing for annual grants was changed to be at the regularly scheduled meeting of the Compensation Committee occurring in the third fiscal quarter of each year, which provides management and the Compensation Committee two review cycles to assess employee performance: one at the time of merit increases in the first quarter of each year and the other at the time of annual grants in the third quarter of each year. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of our stockholders, respectively, pursuant to our non-employee director compensation policy, as further described under the heading, “Non-Employee Director Compensation—Non-Employee Director Compensation Policy” below. We also maintain a written CEO New Hire Stock Award Grant Delegation Policy, which provides that any grants made shall be granted effective on the first trading day of the calendar month following the later of (i) the date the option is approved by the Company’s Chief Executive Officer or (ii) the grantee’s service commencement date. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. Because new-hire awards are generally granted on or soon after a new hire’s employment start date and annual refresh employee option grants are typically approved in the third quarter at the regularly scheduled meeting of the Compensation Committee, the Compensation Committee generally does not take material nonpublic information (“MNPI”) into account when determining the timing of stock option grants. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.
Equity Incentive Plans
Immunome 2020 Equity Incentive Plan
In September 2020, the Company adopted the 2020 Plan, which was amended in August 2023 and October 2023. The terms of the 2020 Plan provide for the grant of ISOs, within the meaning of Section 422 of the Code, NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of equity compensation. Stock options may be granted under the 2020 Plan with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. Stock options under the 2020 Plan may be granted with terms of up to ten years. The total number of shares of the Company’s common stock initially reserved for issuance under the 2020 Plan was equal to the sum of (i) 1,701,723 shares plus (ii) the number of shares reserved and remaining available for issuance under our 2018 Plan at the time our 2020 Plan became effective and (iii) the number of shares subject to stock options or other stock awards granted under the 2018 Plan and 2008 Equity Incentive Plan that would have otherwise returned to the 2018 Plan (such as upon the expiration or termination of a stock award prior to vesting).

Additionally, the number of shares of our common stock reserved for issuance under the 2020 Plan will automatically increase on January 1 of each calendar year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. The maximum number of shares that may be issued upon the exercise of ISOs under the 2020 Plan is 10,000,000 shares.
Immunome 2020 Employee Stock Purchase Plan
The ESPP was adopted by the Company in September 2020 and allows eligible employees to purchase shares of the Company’s common stock at a discount through payroll deductions of up to 15% of their eligible compensation, subject to any plan limitations. The ESPP generally provides for set offering periods, and at the end of each offering period employees are able to purchase shares at 85% of the lower of the fair market value of the Company’s common stock on the Offering Date or on the Purchase Date (in each case, as such term is defined in the ESPP). The ESPP will authorize the issuance of 125,000 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2021 through January 1, 2030, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, and (2) 1,000,000 shares; provided, that prior to the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (1) and (2). The Company’s executive officers are eligible to participate in the ESPP. No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock, based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding common stock measured by vote or value pursuant to Section 424(d) of the Code.
Morphimmune 2020 Equity Incentive Plan
The 2020 MI Plan was adopted by board of directors of Morphimmune and approved by its stockholders in February 2020. It was subsequently amended in April 2020, November 2021, February 2022 and May 2023. The 2020 MI Plan allowed Morphimmune’s board of directors to make equity incentive awards to Morphimmune’s employees, directors and consultants. Effective upon the Closing, each outstanding equity incentive award granted under the 2020 MI Plan was converted into an option to purchase shares of the Company, and the Company assumed the 2020 MI Plan.
2024 Inducement Plan
The 2024 Inducement Plan (as amended, the “2024 Plan”) was adopted by the Board in October 2024. The 2024 Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq Listing Rules. The 2024 Plan provides for the grant of nonqualified stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards. The 2024 Plan does not provide for the grant of incentive stock options within the meaning of Section 422 of the Code. Stock awards granted under the 2024 Plan may be made only to individuals who did not previously serve as our employees or non-employee directors or an affiliate of ours (or following such individuals’ bona fide period of non-employment with us or an affiliate of ours), as an inducement material to the individuals’ entering into employment or in a manner otherwise permitted by the Nasdaq Listing Rules. The terms of the 2024 Plan are otherwise substantially similar to our 2020 Plan (including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization), except stock awards granted under the 2024 Plan may not be repriced without stockholder approval. The maximum number of shares of our common stock that may be issued under the 2024 Plan is 2,000,000 shares. In May 2025, the 2024 Plan was amended to increase the maximum number of shares of our common stock issuable under the plan to 3,500,000 in the aggregate. Shares subject to stock awards granted under the 2024 Plan that expire or terminate without being exercised in full, or that are settled in cash rather than in shares, do not reduce the number of shares available for issuance under the 2024 Plan. Additionally, shares become available for future grant under the 2024 Plan if they were issued under stock awards granted under the 2024 Plan and we repurchase or reacquire them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

Employment Agreements with our Named Executive Officers
Clay Siegall, Ph.D. Employment Agreement
In June 2023, Dr. Siegall and the Company entered into an employment agreement, which became effective upon the Closing and was subsequently amended in December 2023 (the “Siegall Employment Agreement”). The Siegall Employment Agreement sets forth the terms of Dr. Siegall’s employment with the Company. Pursuant to the Siegall Employment Agreement, Dr. Siegall is entitled to an annual base salary and a potential bonus based on a percentage of his then-annual base salary. As mentioned above, as of January 1, 2025, Dr. Siegall was entitled to an annual base salary of $735,000 and a bonus target of up to 60% of his annual base salary. Dr. Siegall is also eligible to participate in the Company’s employee benefit plans and to receive additional grants of stock options or other equity awards from time to time in the future as determined by the Compensation Committee.
In the event of Dr. Siegall’s termination without cause or resignation for good reason (a “Qualifying Termination”) outside of a Change in Control Period (as defined below), Dr. Siegall would be entitled to (i) a sum equal to 150% of his annual base salary, as then in effect, plus his full annual bonus amount in the year of termination, (ii) a pro-rated portion of the annual bonus to which Dr. Siegall would be entitled with respect to such year of termination, based on the achievement of performance metrics as determined by the Board and (iii) 18 months of COBRA continuation benefits. In the event of Dr. Siegall’s Qualifying Termination within the period commencing three months prior to the closing of a Change in Control through the date that is 12 months following the closing date of the Change in Control (a “Change in Control Period”), Dr. Siegall would be entitled to (i) a sum equal to 150% of his annual base salary, as then in effect, plus his full bonus amount in the year of termination, (ii) a pro-rated portion of the annual bonus to which Dr. Siegall would be entitled with respect to such year of termination, based on the achievement of performance metrics as determined by the Board, (iii) 18 months of COBRA continuation benefits and (iv) the vesting of 100% of the unvested shares subject to his outstanding equity awards, including the CEO Inducement Grant. Any severance or other payments or benefits contemplated in the event of a termination without cause or resignation for good reason are conditional on Dr. Siegall’s continued compliance with the terms of the Siegall Employment Agreement and the execution and effectiveness of a separation agreement within 60 days of the termination date.
Max Rosett Employment Letter
In November 2023, Mr. Rosett entered into an amended and restated employment offer letter with the Company (as supplemented and modified, the “Rosett Offer Letter”), which sets forth terms of Mr. Rosett’s employment with the Company. Pursuant to the Rosett Offer Letter, Mr. Rosett is entitled to an annual base salary and a potential bonus based on a percentage of his then-annual base salary. As mentioned above, as of January 1, 2025, Mr. Rosett was entitled to an annual base salary of $472,500 and a bonus target of up to 40% of his annual base salary. Mr. Rosett is also eligible to participate in the Company’s employee benefit plans and receive additional grants of stock options or other equity awards from time to time in the future as determined by the Compensation Committee.
In the event of Mr. Rosett’s Qualifying Termination, Mr. Rosett would be entitled to 12 months of base salary continuation and 12 months of COBRA continuation benefits as well as a pro-rated portion of the target annual bonus to which Mr. Rosett would be entitled in the year of termination, based on the achievement of performance metrics as determined by the Board. In the event of Mr. Rosett’s Qualifying Termination during the period commencing 30 days prior to, at the time of, or within 12 months following a Change in Control (as defined in the Rosett Offer Letter), Mr. Rosett would be entitled to 12 months of base salary continuation and 12 months of COBRA continuation benefits, his full annual bonus amount in the year of termination and the vesting of 100% of the unvested shares subject to outstanding equity awards held by Mr. Rosett. Any severance in the event of a Qualifying Termination of Mr. Rosett is conditional on Mr. Rosett’s continued compliance with the terms of the Rosett Offer Letter and the execution and effectiveness of a separation agreement within 60 days of the termination date.
Rosett Relocation Letter
In order to incentivize Mr. Rosett to relocate to our newly established headquarters in Bothell, Washington, we entered into a relocation offer letter with Mr. Rosett in January 2025 (the “Relocation Letter”). Pursuant to the Relocation Letter, the Company paid Mr. Rosett a one-time $100,000 cash relocation bonus in January 2025, which was subject to repayment if he did not complete his relocation to the Bothell, Washington area by January 21, 2026 or if he did not remain employed with us for 90 days after his relocation. Additionally, upon signing an agreement to purchase a primary residence in the Bothell, Washington area, Mr. Rosett received a one-time $300,000 cash bonus (the “Housing Bonus”), subject to a pro-rata repayment obligation if Mr. Rosett does not remain employed by us for the three-year period after his receipt of the Housing Bonus. The repayment obligations do not apply if Mr. Rosett resigns for good reason or is terminated without cause (as defined in the Rosett Offer Letter). As shown in the summary compensation table above, Mr. Rosett was paid the Housing Bonus and the $100,000 relocation bonus in 2025.
Robert Lechleider, M.D. Employment Letter
In November 2023, Dr. Lechleider entered into an amended and restated employment offer letter with the Company (the “Lechleider Offer Letter”), which sets forth the terms of Dr. Lechleider’s employment with the Company. Pursuant to the Lechleider Offer Letter, Dr. Lechleider is entitled to an annual base salary and a potential bonus based on a percentage of his then-annual base salary. Dr. Lechleider also received a one-time sign-on bonus of $100,000, which was paid in 2023. As mentioned above, as of January 1, 2025, Dr. Lechleider was entitled to an annual base salary of $530,300 and a bonus target of up to 40% of his annual base salary. Dr. Lechleider is eligible to participate in the Company’s employee benefit plans and receive additional grants of stock options or other equity awards from time to time in the future as determined by the Compensation Committee.
In the event of Dr. Lechleider’s Qualifying Termination, Dr. Lechleider would be entitled to 12 months of base salary continuation and 12 months of COBRA continuation benefits as well as a pro-rated portion of the target annual bonus to which Dr. Lechleider would be entitled in the year of termination, based on the achievement of performance metrics as determined by the Board. In the event of Dr. Lechleider’s Qualifying Termination during the period commencing 30 days prior to, at the time of, or within 12 months following a Change in Control (as defined in the Lechleider Offer Letter), Dr. Lechleider would be entitled to 12 months of base salary continuation and 12 months of COBRA continuation benefits, his full annual bonus amount in the year of termination and the vesting of 100% of the unvested shares subject to outstanding equity awards held by Dr. Lechleider. Any severance in the event of a Qualifying Termination of Dr. Lechleider is conditional on Dr. Lechleider’s continued compliance with the terms of the Lechleider Offer Letter and the execution and effectiveness of a separation agreement within 60 days of the termination date.
Item 402(v) Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. For additional information about our pay for performance compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive and Director Compensation” beginning on page 27.
Required Tabular Disclosure of Pay Versus Performance
The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our Named Executive Officers and the required financial performance measures for the years shown in the table. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, these amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive and Director Compensation” section above. For purposes of this discussion, our Chief Executive Officer is also referred to as our principal executive officer or “PEO” and our other Named Executive Officers are referred to as our “Non-PEO NEOs”.

Fiscal Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return(4)	Net Income (thousands)(5)
2025	$7,682,601	$28,074,511	$2,766,588	$7,003,714	$200.75	$(212,394)
2024	$9,226,774	$8,405,870	$6,118,184	$3,993,631	$99.25	$(292,963)

(1)	NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2025	Clay Siegall, Ph.D.	Max Rosett, Robert Lechleider, M.D.
2024	Clay Siegall, Ph.D.	Kinney Horn, Sandra G. Stoneman

(2)	Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
(3)
CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (“SCT”):

Fiscal Year 2025 Reconciliation of SCT Total to CAP*	PEO ($)	Average Non-PEO NEOs ($)
SCT Total	$7,682,601	$2,766,588
(Minus): Grant Date Fair Value of the “Option Awards” Column in the SCT for Applicable Fiscal Year	$6,272,810	$1,760,307
Plus: Add: Fair Value at Applicable Fiscal Year End of Awards Granted during Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End	$13,447,901	$3,773,817
Plus: Change in Fair Value from the end of the Prior Fiscal Year to the end of the Applicable Fiscal Year of Awards Granted during Prior Fiscal Years that were Outstanding and Unvested as of Applicable Fiscal Year End	$13,598,252	$2,246,730
Plus: Vesting Date Fair Value of Awards Granted during Prior Fiscal Years that Vested During Applicable Fiscal Year	$(381,433)	$(23,113)
CAP	$28,074,511	$7,003,714

*
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.

The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this Proxy Statement.

Stock Options	Fiscal Year 2025
Expected Term	5.31 – 6.08 years
Strike Price	$6.26 - $18.32
Volatility	84.38% - 89.48%
Dividend Yield	0.0% - 0.0%
Risk-Free Interest Rate	3.77% - 4.43%

Fiscal Year 2024 Reconciliation of SCT Total to CAP*	PEO ($)	Average Non-PEO NEOs ($)
SCT Total	$9,226,774	$6,118,184
(Minus): Grant Date Fair Value of the “Option Awards” Column in the SCT for Applicable Fiscal Year	$7,991,424	$5,461,078
Plus: Add: Fair Value at Applicable Fiscal Year End of Awards Granted during Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End	$6,283,739	$3,204,481
Plus: Change in Fair Value from the end of the Prior Fiscal Year to the end of the Applicable Fiscal Year of Awards Granted during Prior Fiscal Years that were Outstanding and Unvested as of Applicable Fiscal Year End	$(274,448)	$(4,552)
Plus: Vesting Date Fair Value of Awards Granted during Prior Fiscal Years that Vested During Applicable Fiscal Year	$1,161,229	$136,596
CAP	$8,405,870	$3,993,631

*
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.

The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this Proxy Statement.

Stock Options	Fiscal Year 2024
Expected Term	5.31 – 6.08 years
Strike Price	$11.01 – $25.45
Volatility	83.77% - 87.00%
Dividend Yield	0.0% - 0.0%
Risk-Free Interest Rate	3.67% - 4.70%

(4)
The amounts reflect the cumulative total stockholder return of our common stock at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2023, and reinvestment of dividends, if any.

(5)	The amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable fiscal year.

Required Disclosure of the Relationship Between CAP and Financial Performance Measures
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
Relationship between CAP vs. Net Income
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net income:

Relationship between CAP vs. Cumulative TSR of Company
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR:

The increase in compensation actually paid in 2025 primarily reflects the appreciation in the Company’s stock price during the year, which increased the value of equity awards previously granted to our Named Executive Officers. As a result, the change in compensation actually paid is aligned with the Company’s total stockholder return and reflects the intended performance-based nature of our compensation program.
All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
Non-Employee Director Compensation
The following table shows for the fiscal year ended December 31, 2025 certain information with respect to the compensation of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Isaac Barchas, J.D.	75,000	135,000	210,000
Carol Schafer	60,000	135,000	195,000
Jean-Jacques Bienaimé	52,500	135,000	187,500
James Boylan(3)	55,000	135,000	190,000
Sandra Swain, M.D.	47,500	135,000	182,500
Philip Wagenheim	40,000	135,000	175,000

(1)
The amounts reported here do not reflect the actual economic value realized by our directors. In accordance with SEC rules, this column represents the grant date fair value of shares underlying stock options, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the stock options are set forth in Note 10, “Share-Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(2)
The aggregate number of shares subject to outstanding stock options held as of December 31, 2025 by the non-employee directors who are listed in the table above, which includes grants made to the non-employee directors in 2025 and prior calendar years are as follows: (i) 148,620 shares subject to outstanding stock options for Mr. Barchas, (ii) 63,131 shares subject to outstanding stock options for Ms. Schafer, (iii) 70,893 shares subject to outstanding stock options for Mr. Bienaimé, (iv) 71,735 shares subject to outstanding stock options for Mr. Boylan, (v) 55,934 shares subject to outstanding stock options for Dr. Swain, (vi) 54,447 shares subject to outstanding stock options for Mr. Wagenheim. As of December 31, 2025, none of our non-employee directors held other unvested stock awards.

(3)	Mr. Boylan has agreed to receive and hold for the benefit of Enavate Sciences, LP any securities granted to him for his service on the Board.
Clay Siegall, Ph.D., our President, CEO and Chairman of the Board, does not receive any additional compensation for his service on the Board. Dr. Siegall’s compensation as a Named Executive Officer is set forth above under “Executive Compensation-Summary Compensation Table.”
Non-Employee Director Compensation Policy
The Board adopted a non-employee director compensation policy in September 2020 that is applicable to all of our non-employee directors. The compensation policy was amended effective October 2020, July 2021, June 2022 and October 2023, each following a review of the program. As in effect for 2025, our compensation policy provided that each non-employee director will receive the following compensation for service on the Board:
•	an annual cash retainer of $40,000 for eligible directors;
•	an annual cash retainer of $60,000 for service as lead independent director (in lieu of the regular annual retainer described above);
•
an annual cash retainer of $7,500 for service as a member of the Audit Committee, $5,000 for service as a member of the Compensation Committee and $5,000 for service as a member of the Nominating Committee;

•
cash retainers of $15,000 for service as the chair of the Audit Committee, $10,000 for service as the chair of the Compensation Committee and $10,000 for service as the chair of the Nominating Committee;

•
for a non-employee director joining the Board (i) after October 27, 2023 or (ii) in connection with the Closing, upon the later of (x) the date of their initial election or appointment to the Board and (y) October 27, 2023, a stock option to purchase shares of common stock with an aggregate value of $270,000. Such option will vest in equal quarterly installments following the date of grant such that the option is fully vested on the third anniversary of the date of grant, subject to the non-employee director’s continuous service through each applicable vesting date; and
•
on the business day following each annual meeting of stockholders, commencing with the 2024 annual meeting of stockholders, an option to purchase shares of common stock with an aggregate value of $135,000. Such option will vest in equal quarterly installments over the four quarters following the date of grant such that the option is fully vested on the first anniversary of the date of grant, subject to the non-employee director’s continuous service through each applicable vesting date.

In the event of a Change in Control (as defined in the 2020 Plan), the then unvested options held by each non-employee director who remains in service through the date of the Change in Control will become fully vested.
Pursuant to the non-employee director compensation policy, the compensation described above is subject to the limits on non-employee director compensation set forth in the 2020 Plan. Each of the awards described above will be granted under the 2020 Plan, the terms of which are described in more detail below under “Executive Compensation-Employee Benefit Plans-2020 Equity Incentive Plan”.
We will also continue to reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of February 1, 2026 by: (i) each director and director nominee; (ii) each executive officer named in the Summary Compensation Table; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 113,133,199 shares of common stock outstanding on February 1, 2026, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is c/o Immunome, Inc., 18702 N. Creek Parkway, Suite 100, Bothell, Washington 98011.

	Common Stock
Beneficial Owner	Shares	%
5% Stockholders
Entities affiliated with FMR LLC(1)	13,056,709	11.54%
Entities affiliated with T. Rowe Price Investment Management, Inc.(2)	10,644,674	9.41%
Entities affiliated with Redmile Group LLC(3)	5,718,385	5.05%
Named Executive Officers and Directors
Clay Siegall, Ph.D.(4)	3,707,559	3.19%
Isaac Barchas, J.D.(5)	2,260,373	2.00%
Jean-Jacques Bienaimé(6)	92,418	*
James Boylan(7)	60,096	*
Carol Schafer(8)	50,181	*
Sandra Swain, M.D.(9)	40,494	*
Philip Wagenheim(10)	455,878	*
Robert Lechleider, M.D.(11)	336,637	*
Max Rosett(12)	362,786	*
All executive officers and directors as a group (13 persons)(13)	8,534,423	7.21%

*	Less than one percent
(1)
All of the securities listed in the table above opposite FMR LLC are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210. This information is based on a Schedule 13G filed with the SEC on August 6, 2025.

(2)
T. Rowe Price Investment Management, Inc. beneficially owns 10,644,674 shares of common stock, with sole dispositive power over all such shares and sole voting power over 10,638,638 shares of common stock. The address for T. Rowe Price Investment Management, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. This information was obtained from a Schedule 13G filed with the SEC on November 7, 2025.

(3)
Redmile Group, LLC and Jeremy C. Green have shared voting power of all 5,718,385 shares of common stock. Redmile Biopharma Investments III, L.P. (“RBI III”) has shared voting power with respect to 3,879,415 of the shares of common stock. Jeremy C. Green serves as the managing member of Redmile Group, LLC and may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of RBI III is c/o Redmile Group, LLC, One Letterman Drive, Suite D3-300, San Francisco, CA, 94129. This information is based on a Schedule 13G/A filed with the SEC on February 17, 2026.

(4)	Consists of (a) 665,254 shares of common stock and (b) 3,042,305 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 1, 2026.
(5)
Consists of (a) 92,211 shares of common stock held directly by Mr. Barchas, (b) 1,238,282 shares of common stock held by Arsenal Bridge Ventures II, LLC (“ABV II”), (c) 792,899 shares of common stock held by Arsenal Bridge Ventures II-B, LLC (“ABV II-B”) and (d) 136,981 shares of common stock issuable to Mr. Barchas upon the exercise of stock options exercisable within 60 days of February 1, 2026. Mr. Barchas is the co-founder of ABV II and ABV II-B and has voting and investment power with respect to shares held by ABV II and ABV II-B.

(6)	Consists of (a) 36,415 shares of common stock and (b) 56,003 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 1, 2026.
(7)	Consists of 60,096 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 1, 2026.
(8)	Consists of 50,181 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 1, 2026.

(9)	Consists of 40,494 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 1, 2026.
(10)	Consists of (a) 406,147 shares of common stock and (b) 49,731 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 1, 2026.
(11)	Consists of (a) 15,805 shares of common stock and (b) 320,832 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 1, 2026.
(12)	Consists of (a) 47,476 shares of common stock and (b) 315,310 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 1, 2026.
(13)
Consists of (a) the shares included in Notes (4)-(12) above, (b) (i) 37,729 shares of common stock held directly by Dr. Higgins and (ii) 3,000 shares of common stock held indirectly by Dr. Higgins via custodian accounts for the benefit of his children and (iii) 324,994 shares of common stock issuable upon the exercise of stock options held by Dr. Higgins within 60 days of February 1, 2026, (c) 207,708 shares of common stock issuable upon exercise of stock options held by Mr. Horn within 60 days of February 1, 2026, (d) 5,555 shares of common stock and 436,341 shares of common stock issuable upon the exercise of stock options held by Ms. Stoneman within 60 days of February 1, 2026 and (e) 43,300 shares of common stock and 109,374 shares of common stock issuable upon the exercise of options held by Dr. Tsai within 60 days of February 1, 2026.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
The Board has adopted a written related party transactions policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. For purposes of our policy only, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related party are, were or will be participants and in which the amount involved exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years.
Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related party is anyone who is or was since the beginning of the Company’s last fiscal year an executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons or any firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or holds a similar control position in which such person has a 5% or greater beneficial ownership interest.
Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to the Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.
In addition, under our code of business conduct and ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
The policy requires that, in determining whether to approve, ratify or reject a related party transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

Certain Related-Person Transactions
Since January 1, 2024, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities and affiliates or immediate family members of our directors, executive officers and holders of more than 5% of our voting securities. We believe that all these transactions were on terms as favorable as could have been obtained from unrelated third parties.
December 2025 Follow-On Offering
In December 2025, we completed an underwritten public offering of 21,418,750 shares of our common stock at a purchase price of $21.50 per share. The gross proceeds from the offering were approximately $460 million. The table below details the related person transactions involved in the follow-on offering:

Related Party	Relationship	Shares Purchased	Amount Paid
Clay Siegall, Ph.D.	President, CEO and Chairman of the Board	46,511	$1.0 million

January 2025 Follow-On Offering
In January 2025, we completed an underwritten public offering of 22,258,064 shares of our common stock at a purchase price of $7.75 per share. The gross proceeds from the offering were approximately $172.5 million. The table below details the related person transactions involved in the follow-on offering:

Related Party	Relationship	Shares Purchased	Amount Paid
Clay Siegall, Ph.D.	President, CEO and Chairman of the Board	150,000	$1.2 million
Immunome Aggregator, L.P.	Former 5% Stockholder	1,290,322	$10.0 million

Employment Arrangements
We have entered into employment agreements or offer letter agreements with certain of our executive officers. For more information regarding these agreements with our Named Executive Officers, see “Executive and Director Compensation — Employment Agreements.”
Indemnification Agreements
We have entered indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Executive Officer and Director Compensation
We have granted stock options to certain of our executive officers and directors. See the sections titled “Non-Employee Director Compensation” and “Executive Compensation” for a description of these stock options.

OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Stockholders intending to present a proposal to be considered for inclusion in the proxy statement for our 2027 annual meeting of stockholders must provide their proposals such that they are received by us no later than December 25, 2026. If we change the date of the 2027 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting of Stockholders, stockholder proposals must be received no later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, to be considered for inclusion in our proxy statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Secretary) to our Corporate Secretary at Immunome, Inc., 18702 N. Creek Parkway, Suite 100, Bothell, WA 98011. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary and must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
Stockholders intending to present a proposal or nominate a director for election at our 2027 annual meeting of stockholders without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in the Bylaws. The Bylaws require, among other things, that the Secretary of the Company receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders. Accordingly, for our 2027 annual meeting of stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than February 9, 2027, and no later than the close of business on March 11, 2027. However, if we change the date of the 2027 annual meeting of stockholders by more than 30 days before or 30 days after the anniversary of this year’s Annual Meeting of Stockholders, stockholder proposals must be received no later than the close of business on the later of the 90th day prior to the scheduled date of the meeting and the tenth day following the day on which public notice of the meeting was first made. Proposals must contain the information required under the Bylaws, a copy of which is available upon request to our Secretary. In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act. If the stockholder does not meet the applicable deadlines or comply with the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.
Additional Filings
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website https://immunome.com and click on “Financials” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting Immunome, Inc. by mail at 18702 N. Creek Parkway, Suite 100, Bothell, WA 98011, Attention Chief Financial Officer.

OTHER MATTERS
The Board does not know of any other matters to be brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.
By Order of the Board of Directors

/s/ Clay B. Siegall
Clay B. Siegall, Ph.D.
Chairman of the Board, President and Chief Executive Officer
April 24, 2026

Immunome

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IMNM2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92923-P52209 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMMUNOME, INC.

The Board of Directors recommends you vote "FOR" all the nominees for director listed below, Proposals 2 and 3, and "1 YEAR" for Proposal 4.

Nominees:	**For**	**Withhold**
1a. James Boylan	☐	☐
1b. Sandra M. Swain, M.D.	☐	☐
1c. Philip Wagenheim	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: The company may conduct any other business properly brought before the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED.

IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS INDICATED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH DIRECTOR NOMINEE, "FOR" PROPOSALS 2 AND 3, AND "1 YEAR" FOR PROPOSAL 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V92924-P52209

PROXY CARD

IMMUNOME, INC.

PROXY FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
June 9, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Immunome, Inc. hereby appoints Clay B. Siegall, Ph.D. and Sandra G. Stoneman, and each of them, with full power of substitution, as proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Immunome, Inc. to be held virtually via the internet at www.virtualshareholdermeeting.com/IMNM2026 on June 9, 2026, at 12:00 p.m. Eastern Time, and at any continuation, adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

When properly executed and returned, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2 and 3, and for "1 YEAR" for Proposal 4, as more specifically described in the proxy statement, and in the discretion of the proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any continuation, adjournment or postponement thereof.

(Continued and to be signed on the reverse side)